PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as amended, supplemented or modified from time to time, this "Pledge Agreement") is dated as of March 24, 2006, and is by CARDINAL COMMUNICATIONS, INC. ("Cardinal") and SOVEREIGN PARTNERS, LLC ("Sovereign") (Cardinal and Sovereign are sometimes referred to herein collectively as "Pledgors"), on the one hand, in favor of THUNDERBIRD MANAGEMENT LIMITED PARTNERSHIP ("Thunderbird" or "Secured Party"), on the other hand.

STATEMENT OF PURPOSE

A. Simultaneously with the entering into of this Pledge Agreement, Cardinal and Sovereign have hypothecated one hundred percent (100%) of their membership interests in Sovereign Pumpkin Ridge, LLC ("Pumpkin Ridge") to the Secured Party.

B. Cardinal and Sovereign intend to create "Sovereign El Rio, LLC" to develop the property commonly referred to as the "El Rio Project." Upon formation, Pledgors will hypothecate one hundred percent (100%) of their membership interests in Sovereign El Rio, LLC to the Secured Party.

C. Pledgors have executed a Promissory Note in the original principal amount of Nine Hundred Ninety Eight Thousand and No/100 Dollars ($998,000.00) in favor of Thunderbird (the "Note").

D. Pledgors have executed additional Promissory Notes in the original principal amount of One Million Five Hundred Two Thousand and No/100 Dollars ($1,502,000.00) in favor of Thunderbird (collectively with the Note, the "Thunderbird Notes").

E. As a condition of entering into the Note, the Secured Party has required that the Pledgors secure their obligations under the Thunderbird Notes pursuant to the terms of this Pledge Agreement.

Accordingly, the parties hereto agree as follows:

ARTICLE I

THE SECURITY INTERESTS

Section 1.1 <u>The Security Interests</u>

The Pledgors hereby pledge to the Secured Party, and grants to the Secured Party a security interest in the shares of stock and partnership interests comprising Pledgors' Interests in Pumpkin Ridge and a security interest in El Rio, contingent upon Pledgors' formation of a limited liability company for the purpose of developing such project (the "Pledged Interests"). Pledged Interests shall also include without limitation all of Pledgors' right, title and interest in and to (i) all dividends or distributions arising from the Pledged Interests, payable thereon or

distributable in respect thereof, whether in cash, property, stock or otherwise, and whether now or hereafter declared, paid or made, and the right to receive and receipt therefore; (ii) all Pledged Interests into which any of the Pledged Interests are split or combined; and (iii) all other rights with respect to the Pledged Interests; provided, however, that Secured Party hereby agrees that, if and so long as Pledgors shall not be in default under this Agreement, Pledgors shall have the right to vote, or to give any approval or consent in respect of, the Pledged Interests for all purposes not inconsistent with the provisions of this Agreement.

Section 1.2 Security for Obligations

This Pledge Agreement secures the payment of (i) all amounts now or hereafter payable by the Pledgors to the Secured Party on the Thunderbird Notes, and (ii) all obligations and liabilities now or hereafter payable by the Pledgors under, arising out of or in connection with this Pledge Agreement (all such indebtedness, obligations and liabilities being herein called the "Obligations").

Section 1.3 Delivery of Pledged Collateral

Upon request, all certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied in each case by any required transfer tax stamps, all in form and substance satisfactory to the Secured Party.

Section 1.4 Termination of Security Interests; Release of Pledged Interests

Upon the full and final payment of the Thunderbird Notes, the security interests in the Pledged Interests shall terminate and all rights to the Pledged Interests shall revert to the Pledgors. In addition, at any time and from time to time prior to such termination of the security interests, the Secured Party may release any of the Pledged Interests. Upon any such termination of the security interests or any release of the Pledged Interests, the Secured Party will, at the Pledgors' expense, execute and deliver to the Pledgors such documents as the Pledgors shall reasonably request to evidence the termination of the security interests or the release of the Pledged Interests.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Pledgors represent and warrant as follows:

Section 2.1 Contravention

The execution, delivery and performance by the Pledgors of this Pledge Agreement, to the best knowledge of Pledgors, require no action by or in respect of, or filing with, any governmental body agency or official and do not contravene, or constitute (with or without the

giving of notice or lapse of time or both) a default under, any provision of applicable law or of any material agreement, judgment, injunction, order, decree or other instrument binding upon or affecting the Pledgors or result in the creation or imposition of any lien (other than the lien of this Pledge Agreement) upon any of their respective assets.

Section 2.2 Binding Effect

This Pledge Agreement constitutes a valid and binding agreement of the Pledgors, enforceable against the Pledgors in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 2.3 Title to Pledged Interests

Except as otherwise disclosed with respect to the El Rio Project, the Pledgors own all of the Pledged Interests free and clear of any liens or other restrictions other than the security interests granted hereby, or as otherwise disclosed to the Secured Party.

Section 2.4 Pledged Interests

All Pledged Interests have been duly authorized and validly issued, and are fully paid and non-assessable, and are subject to no options to purchase or similar rights of any person. The Pledgors are not and will not become a party to or otherwise bound by any agreement, other than this Pledge Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Interests with respect thereto.

ARTICLE III

COVENANTS

The Pledgors agree that so long as any Obligation remains unpaid:

Section 3.1 Filing; Further Assurances

The Pledgors will execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that the Secured Party may request, in order to create, preserve, perfect or validate the security interests granted hereby or to enable the Secured Party to exercise and enforce its rights hereunder with respect to any of the Pledged Interests.

Section 3.2 Liens on Pledged Collateral

The Pledgors will not sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Interests or create or suffer to exist any lien (other than security interests in favor of the Secured Party) on any Pledged Interests. Pledgors will pay all costs necessary to obtain, preserve, defend, and enforce the security interest granted hereby, and to protect the Pledged

Interests and the security interests of the Secured Party, including without limitation the payment of taxes, assessments, reasonable attorneys' fees, legal expenses and expenses of sale.

ARTICLE IV

REMEDIES

Section 4.1 UCC Rights

If an Event of Default shall have occurred and be continuing, the Secured Party may in addition to all other rights and remedies granted to it in this Pledge Agreement and in any other agreement securing, evidencing or relating to the Obligations, exercise (i) all rights and remedies of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and (ii) all other rights available to the Secured Party at law or equity.

Section 4.2 Application of Proceeds

The Pledgors expressly agree that if an Event of Default shall occur and be continuing, following written notice with a reasonable opportunity to cure, the Secured Party, without demand of performance or other demand or notice of any kind (except the notice specified below of the time and place of any public or private sale) to or upon the Pledgors or any other person (all of which demands and/or notices are hereby waived by the Pledgors), may forthwith collect, receive, appropriate and realize upon the Pledged Collateral and/or sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Pledged Collateral (or contract to do so) or any part thereof at public or private sale, at any office of the Secured Party or elsewhere in such manner as is commercially reasonable and, as the Secured Party may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale, and, if the Pledged Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, upon any such private sale or sales, to purchase the whole or any part of the Pledged Collateral so sold, and thereafter to hold the same, absolutely and free from any right or claim of any kind. To the extent permitted by applicable law, the Pledgors waive all claims, damages and demands against the Secured Party arising out of the foreclosure, repossession, retention or sale of the Pledged Collateral.

Section 4.3 Rights of Purchasers

Upon any sale of the Pledged Collateral (whether public or private) the Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Pledged Collateral so sold. Each purchaser (including the Secured Party) at any such sale shall hold the Pledged Collateral so sold absolutely, free from any claim or right of whatever kind, including any equity or right of redemption of the Pledgors who, to the extent permitted by law, hereby specifically waives all rights of redemption.

ARTICLE V

MISCELLANEOUS

Section 5.1 Notices

All notices, requests and other communications to any party hereunder shall be in writing and shall be given to such party at its address set forth on the signature page hereof or to such other address as such party may hereafter specify for the purpose by notice to the other. Each such notice, request or other communication shall be effective (i) two days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Pledge Agreement. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this Pledge Agreement.

Section 5.2 Waivers, Non-Exclusive Remedies

No failure on the part of the Secured Party to exercise, and no delay in exercising, no course of dealing with respect to, any right under this Pledge Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party of any right under this Pledge Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights of the Secured Party under this Pledge Agreement are cumulative and are not exclusive of any other remedies provided by law.

Section 5.3 Successors and Assigns

This Pledge Agreement is for the benefit of the Secured Party and may not be transferred or assigned. This Pledge Agreement shall be binding upon the Pledgors and their successors and assigns.

Section 5.4 Amendments and Waivers

Any provision of this Pledge Agreement may be amended or waived, if, but only if, such amendment or waiver is in writing and is signed by the Pledgors and the Secured Party.

Section 5.5 Delivery and Governing Law

This Pledge Agreement has been delivered in Colorado and shall be governed by and construed in accordance with the laws of the State of Colorado, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than Colorado are governed by the laws of such jurisdiction.

Section 5.6 Limitation by Law; Severability

If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in

such jurisdiction and shall be liberally construed in favor of the Secured Party in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Section 5.7 Counterparts; Effectiveness

This Pledge Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Pledge Agreement shall become effective when the Secured Party shall have received counterparts hereof signed by itself and the Pledgors.

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the day and year first above written.

PLEDGORS:

Cardinal Communications, Inc.

By: ______________________ 24 MAR 06
Its: CAO

Sovereign Partners, LLC

By: ______________________ 24 Mar 06
Its: President Auth Agent

SECURED PARTY:

Thunderbird Management Limited Partnership

By: ______________________
Its: General Partner.